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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): September 17, 1997 (September 16, 1997)


                           SIMON DEBARTOLO GROUP, INC.
             (Exact name of registrant as specified in its charter)


    MARYLAND                         1-12618                   35-1901999
(State or other                    (Commission               (IRS Employer
jurisdiction of                     File Number)             Identification No.)
incorporation)


               115 WEST WASHINGTON STREET
                 INDIANAPOLIS, INDIANA                   46204
                 (Address of principal                 (Zip Code)
                  executive offices)


Registrant's telephone number, including area code: (317) 636-1600


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)
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ITEM 5. OTHER EVENTS

         Simon DeBartolo Group, Inc., a Maryland corporation (the "Company"), is filing this Current Report on Form 8-K in connection with the public offering of up to 5,000,000 shares of its Common Stock, par value $.0001 per share (the "Common Stock") at a public offering price of $33.25 per share. The Common Stock was registered as part of the Company's Registration Statement on Form S-3 (File No. 333-11431), which was declared effective by the Securities and Exchange Commission on September 20, 1996. On September 16, 1997, the Company entered into a Terms Agreement with Morgan Stanley & Co. Incorporated with respect to the offering.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

                  (c) Exhibits:

The exhibits listed below relate to the Registration Statement (No. 333-11431) on Form S-3 of the Company and are filed herewith for incorporation by reference in such Registration Statement.

   Exhibit Number
(Referenced to Item 601
  of Regulation S-K)                    Description of Exhibit

          1                      Terms Agreement, dated September 16, 1997

          5 Opinion of Piper & Marbury L.L.P., Maryland counsel to the Company, as to the legality of the Common Stock

          8 Opinion of Baker & Daniels, counsel to the Company, as to certain federal tax matters

         23.1 Consent of Piper & Marbury L.L.P. (included in its opinion filed as Exhibit 5)

         23.2 Consent of Baker & Daniels (included in its opinion filed as Exhibit 8)




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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 17, 1997


                                            SIMON DeBARTOLO GROUP, INC.


                                            By:     /s/ James M. Barkley
                                            Title:  Secretary







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